EXHIBIT 10.24

AMENDMENT # 2 TO EXCLUSIVE LICENSE AGREEMENT with QS Energy, Inc.

This Amendment # 2 (“Amendment No. 2”) to the Exclusive License Agreement covering TEMPLE Reference C513RT (Temple Agreement Reference No. A2011-015) (the “Original Agreement”) is made effective as of the date of the last signature below (the “Amendment No. 2 Effective Date”) and amends that certain Exclusive License Agreement, effective August 1, 2011, , by and between Temple University – Of The Commonwealth System of Higher Education (“TEMPLE”) and QS Energy, Inc. (“COMPANY”). TEMPLE and COMPANY may be referred to individually as a “Party” and collectively as the “Parties.”

The Original Agreement, as amended by Amendment No. 1 and this Amendment No. 2, shall henceforth be referred to collectively as the “AOT-1 Agreement.”

WHEREAS, the Parties wish to resolve outstanding payment obligations due to TEMPLE and further amend the terms of the Original Agreement, as previously amended by Amendment No. 1;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and such other good and valuable considerations, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	COMPANY’s name in the first paragraph of the Original Agreement is changed from Save The World Air, Inc. to QS Energy, Inc, existing under the laws of the state of Texas, having a principal place of business at having a principal place of business at 23902 FM 2978, Tomball, TX 77375.

2.	TEMPLE’s address in the first paragraph of the Original Agreement is replaced with 1801 N. Broad Street, Conwell Hall 401, Philadelphia, PA 19122.

3.	The payment provisions set forth in Articles 1 and 3 of the Amendment No. 1 to the Original Agreement, executed on June 1, 2017, are hereby superseded by the terms of this Amendment No. 2. For the avoidance of any doubt, in the event of any conflict between the terms of Amendment No. 1 and Amendment No. 2, the terms of this Amendment No. 2 shall prevail.

4.	Pursuant to Articles 5.3 and 7.4 of the Original Agreement as amended by Amendment No. 1, the parties have calculated and mutually agreed that the total outstanding amount due from COMPANY to TEMPLE through July 31, 2025 is Nine-Hundred-Thirty-Thousand-Five-Hundred-Fifty-Nine-Dollars-and-Forty-Seven-Cents ($930,559.47) (“Outstanding Amount”). The Parties further agree that the Outstanding Amount shall be paid within 15 days of Amendment No. 2 Effective Date.

5.	Article 1, section 1.10 is hereby deleted in its entirety and replaced with the following:

1.10. "SALE" shall mean any transaction and/or contractual commitment by LICENSEE or by its SUBLICENSEES for which any consideration is due and/or received for the sale, lease, license, transfer or other disposition of any product or service based on, derived from, relating to, or incorporating PATENT RIGHTS and/or IMPROVEMENTS.

6.	Article 1 is hereby amended to add the following definitions:

1.14  “EXTENDED TERM” shall mean the period beginning on the earlier of (a) the effective date of any early termination of this AOT-1 Agreement pursuant to Article 13.2, or (b) the expiration date of the last to expire patent or patent application listed in Exhibit A of this AOT-1 Agreement, as may have been or may be amended from time to time, including any foreign counterparts, and any continuations, continuations-in-part, divisions, reissues, renewals, extensions, or patents issuing therefrom, as well as any revalidations, supplementary protection certificates, or other governmental extensions of patent protection.

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The EXTENDED TERM shall continue for a period of at least ten (10) years from the applicable commencement date. Notwithstanding the termination or expiration of this AOT-1 Agreement, the EXTENDED TERM shall survive and remain in effect for a minimum of ten (10) years from the effective date of such termination or from the expiration of the last to expire patent listed in Exhibit A, whichever occurs later.

1.15  “EXTENDED TERM NET SALES” shall mean the gross proceeds from the SALE, in any country, by LICENSEE or by its SUBLICENSEES less deductions for: (i) transportation and insurance charges; (ii) sales and excise taxes, and any other governmental charges or duties paid; (iii) normal and customary trade, quantity and cash discounts allowed; (iv) sales commissions; and (v) allowances on account of rejection or return by customers. However, except where the SUBLICENSEE is the end-user of LICENSED PRODUCT or such products based on or incorporating IMPROVEMENTS, any SALE to a SUBLICENSEE shall be excluded from the computation of EXTENDED TERM NET SALES, but any subsequent SALE by the SUBLICENSEE shall be included in the computation of EXTENDED TERM NET SALES.

1.16  “EXTENDED TERM ROYALTIES” shall mean royalties on EXTENDED TERM NET SALES applicable during the EXTENDED TERM.

7.	In Article 4, section 4.1 is hereby modified as follows:

4.1 Inventorship of IMPROVEMENTS shall be determined in accordance with U.S. patent laws. Excluding IMPROVEMENTS, LICENSEE shall solely own intellectual property created solely by LICENSEE. TEMPLE shall solely own intellectual property created solely by TEMPLE. Excluding IMPROVEMENTS, LICENSEE and TEMPLE shall jointly own intellectual property created jointly by the parties. TEMPLE shall retain all rights in and to any IMPROVEMENTS made up to the commencement of the EXTENDED TERM.

Further, TEMPLE acknowledges and agrees that all rights to any IMPROVEMENTS made solely by LICENSEE during or after the EXTENDED TERM shall reside exclusively with LICENSEE, and TEMPLE shall have no ownership interest in such

IMPROVEMENTS thereafter. Notwithstanding the foregoing, LICENSEE shall remain responsible for payment of EXTENDED TERM ROYALTIES during the EXTENDED TERM. Such EXTENDED TERM ROYALTIES shall be calculated based on EXTENDED TERM NET SALES. For the sake of clarity, during the EXTENDED TERM, LICENSEE’s sole royalty obligation shall be the payment of EXTENDED TERM ROYALTIES as defined in this AOT-1 Agreement.

8.	Article 5, the following section 5.1 is hereby deleted in its entirety and replaced with the following:

5.1.  In consideration of the license granted to LICENSEE in this AOT-1 Agreement, LICENSEE shall pay to TEMPLE a royalty on NET SALES and EXTENDED TERM NET SALES as may be applicable for each calendar quarter during the term of this AOT-1 Agreement. This provision shall survive termination or expiration as set forth in 13.1(b). Royalties shall be payable at the following rates:

5.1.1.  Seven percent (7%) on the first $20,000,000 of NET SALES and EXTENDED TERM NET SALES as may be applicable;

5.1.2. Six percent (6%) on NET SALES and EXTENDED TERM NET SALES as may be applicable in excess of $20,000,000 and less than or equal to $40,000,000;

5.1.3. Five percent (5%) on NET SALES and EXTENDED TERM NET SALES as may be applicable in excess of $40,000,000 and less than or equal to $100,000,000;

5.1.4. Four percent (4%) on NET SALES and EXTENDED TERM NET SALES as may be applicable in excess of $100,000,000.

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9.	Article 5, the following section 5.6 is hereby added:

5.6. Royalty payments for EXTENDED TERM ROYALTIES in each country shall continue during the EXTENDED TERM and shall be calculated for SALEs during the EXTENDED TERM. Such royalty payments shall be required on all EXTENDED TERM NET SALES in such country for the duration of the EXTENDED TERM, regardless of the status of any VALID CLAIM or expiration of PATENT RIGHTS in that country.

10.	Article 13.1 is hereby deleted in its entirety and replaced with the following with the following:

13.1(a). This AOT-1 Agreement shall become effective upon the EFFECTIVE DATE, and unless sooner terminated in accordance with its terms, shall remain in full force and effect during the life of the last to expire patent application or issued patent listed in

Exhibit A of this AOT-1 Agreement, as may have been or may be amended from time to time, and for the additional period defined as the EXTENDED TERM. Upon termination of this AOT-1 Agreement, LICENSEE shall have the right to sell the remainder of LICENSED PRODUCT, or any products or services on hand that are based on, derived from, related to, or incorporating IMPROVEMENTS, and such SALEs will be subject to the royalty provisions of this AOT-1 Agreement.

13.1(b). Notwithstanding the termination or expiration of this AOT-1 Agreement, LICENSEE shall remain obligated to pay all royalties due on NET SALES and EXTENDED TERM ROYALTIES for any SALE that occurred during the term of the AOT-1 Agreement and during the EXTENDED TERM. These royalty obligations shall survive the termination or expiration of this AOT-1 Agreement and shall continue indefinitely, regardless of whether the AOT-1 Agreement remains in effect at the time such royalties become due.

11.	Article 15.7 is hereby deleted in its entirety and replaced with the following with the following:

All notices, requests, reports and payments to the parties shall in writing and addressed as follows:

To TEMPLE:	Office of the Vice President for Research
1801 N. Broad Street, Conwell Hall 401
Philadelphia, PA 19122
Ph: 215-204-5293
techtransfer@temple.edu

To COUNSEL:	Office of University Counsel
1330 Pollet Walk, Suite 300
Philadelphia, PA 19122-6087
Ph: 215-204-6542
Fax: 215-204-5804
universitycounsel@temple.edu

To LICENSEE:	Cecil Bond Kyte
Chief Executive Officer
QS Energy, Inc
23902 FM 2978
Tomball, TX 77375
Ph: 775-300-7647
cecil.kyte@qsenergy.com

12.	Except as expressly amended by this Amendment No. 2, all of the terms and conditions of the Original Agreement together with Amendment No. 1 shall remain in full force and effect.

13.	Capitalized terms used in this Amendment No. 2 and not defined herein shall have the same meaning as set forth in the Original Agreement. Amendment No. 2 may be executed in counterparts.

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed by their duly authorized representatives as of the date set forth below.

Temple University - Of The Commonwealth System Of Higher Education:		QS Energy, Inc.:

By:	/s/ Jaison G. Kurichi	By:	/s/ Cecil Bond Kyte
Name:	Jaison G. Kurichi	Name:	Cecil Bond Kyte
Title:	Sr. Associate VP, Budget & Planning	Title:	Chairman CEO-CFO
Date:	9/26/2025	Date:	9/26/2025

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